Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2024, with respect to the consolidated financial statements of Blue-Touch Holdings Group Co., Ltd, for the years ended December 31, 2023 and 2022 in this Registration Statement on Amendment No. 5 of Form F-1/A of Blue-Touch Holdings Group Co., Ltd. filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

March 22, 2024